Exhibit (d.6)

SCHEDULE A

Master Advisory Fee Waiver Agreement for iShares, Inc.

(Amended as of March 22, 2013)

(all percentages are expressed as a percentage of average daily net assets):

Fund	Advisory Fee Waiver	Last Day of Term
iShares MSCI Emerging Markets Index Fund	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped Index Fund, Inc.	June 30, 2014

iShares MSCI All Country World Minimum Volatility Index Fund	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped Index Fund, Inc.	June 30, 2014

iShares MSCI Global Agriculture Producers Fund	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped Index Fund, Inc.	December 31, 2014

iShares MSCI Global Select Metals & Mining Producers Fund	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped Index Fund, Inc.	December 31, 2014

iShares Core MSCI Emerging Markets ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped Index Fund, Inc.	October 31, 2013

iShares MSCI Emerging Markets Minimum Volatility Index Fund	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.25%.	December 31, 2014

iShares Emerging Markets Dividend Index Fund	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped Index Fund, Inc.	December 31, 2014

iShares Emerging Markets Dividend Index Fund	With respect to the Fund, any additional portion of its management fee necessary so as not to exceed a net total expense ratio of 0.49%.	December 31, 2014

iShares MSCI Emerging Markets Asia Index Fund	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.49%.	December 31, 2014

iShares MSCI Emerging Markets EMEA Index Fund	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.49%.	December 31, 2014

iShares MSCI Emerging Markets Growth Index Fund	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.49%.	December 31, 2014

iShares MSCI Emerging Markets Value Index Fund	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.49%.	December 31, 2014

iShares Global ex USD High Yield Corporate Bond Fund	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.40%.	December 31, 2014

iShares Global High Yield Corporate Bond Fund	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.40%.	December 31, 2014

ISHARES, INC. on behalf of each FUND		BLACKROCK FUND ADVISORS

By:	/s/ Eilleen Clavere	By:	/s/ Edward Baer
	Eilleen Clavere Secretary, iShares, Inc.		Edward Baer Managing Director

Dated: March 22, 2013

[Signature Page to Amended Schedule A of Master Advisory Fee Waiver Agreement]